SCOTT & GUILFOYLE
                          Certified Public Accountants
                           5 Dakota Drive - Suite 206
                          Lake Success, New York 11042


Paul J. Scott, C.P.A.                                             (516) 775-9600
Richard T. Guilfoyle, C.P.A.                                  FAX (516) 326-6638


May 12, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  SSI Capital Corp.
File #0-12893

Gentlemen:

We were previously the principal accountant of SSI Capital Corp. and, under the date of February 5, 1997, we reported on the financial statements of SSI Capital Corp. as of and for the years ended November 30, 1996 and 1995. On May 12, 1997, our appointment as principal accountant was terminated. We have read Item 4 of the Form 8-K dated May 12, 1997 of SSI Capital Corp. and we agree with the statements contained therein so far as they relate to our firm.





Very truly yours,


/S/  SCOTT & GUILFOYLE
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Scott & Guilfoyle